Exhibit 99.2

CORPORATE PARTICIPANTS

Gary Stein

NYSE Euronext—VP, IR

Duncan Niederauer

NYSE Euronext—President and Co-COO

Neal Wolkoff

American Stock Exchange—Chairman and CEO

Larry Leibowitz

American Stock Exchange—EVP and COO, US Products

CONFERENCE CALL PARTICIPANTS

Joshua Elving

Piper Jaffray & Co.—Analyst

Alex Graham

Lehman Brothers—Analyst

Chris Allen

Banc of America Securities—Analyst

Don Fandetti

Citigroup—Analyst

Rich Repetto

Sandler O’Neill & Partners—Analyst

Daniel Harris

Goldman Sachs—Analyst

Ed Ditmire

Fox-Pitt Kelton—Analyst

Alex Kramm

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the NYSE Euronext conference call. My name is Amanda and I will be your operator for today. At this time All participants are in a listen-only mode. We will be facilitating the question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Mr. Gary Stein, the head of investor relations. Please proceed, sir.

Gary Stein—NYSE Euronext—VP, IR

Good afternoon. I’m Gary Stein, head of investor relations for NYSE Euronext. We are pleased to host this conference call to discuss today’s announcement regarding the acquisition of the American Stock Exchange.

During this call, our comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause NYSE Euronext’s actual results to differ materially from those in the statements.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Please refer to our SEC filings for a full discussion of the risk factors that may affect any forward-looking statements. You should not place undue reliance on forward-looking statements which speak only as of the date of this conference call. Except for any obligations to disclose material information under the federal securities laws, NYSE Euronext undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after this conference call.

In connection with the proposed acquisition by NYSE Euronext of the Amex, NYSE Euronext intends to file with the US Securities and Exchange Commission a registration statement on form S-4 containing a preliminary proxy statement/prospectus regarding the proposed transaction. The parties will file other relevant documents concerning the proposed transaction with the SEC.

Such documents however are not currently available. Amex members are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Amex members can obtain a free copy of the final proxy statement/prospectus as well as other filings containing information about NYSE Euronext and Amex without charge at the SEC’s website.

The proxy statement and prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 as amended.

In a press release issued earlier today, NYSE Euronext the world’s largest and most liquid exchange group, entered into a definitive agreement to acquire the American Stock Exchange. Under terms of the agreement, NYSE Euronext will pay $260 million in NYSE Euronext common stock for the Amex. In addition, Amex members will be entitled to receive additional shares of NYSE Euronext common stock based on the net proceeds from the expected sale of Amex’s lower Manhattan headquarters.

This proposed business combination was approved by both companies’ Board of Directors. Subject to approval by Amex members and customary regulatory approvals, including from the US Securities and Exchange Commission and the Department of Justice, this transaction is expected to close in the third quarter of this year and to be accretive to NYSE Euronext’s 2009 earnings.

With me on today’s call are Duncan Niederauer, Chief Executive Officer of NYSE Euronext; Neal Wolkoff, Chairman and Chief Executive Officer of the American Stock Exchange; and Larry Leibowitz, Head of Global Technology and US trading for NYSE Euronext. I will now turn the call over to Duncan. At the conclusion of our remarks, we will take your questions.

Duncan Niederauer—NYSE Euronext—President and Co-COO

Thanks Gary, this is Duncan. I apologize in advance for my voice. Thanks to everyone for joining the call and I also want to extend some thanks to Neal Wolkoff who is with us and his team at the Amex as well as our respective Boards of Directors for moving forward with this historic and strategic combination.

As Gary said, we are the established leader in global financial market consolidation offering the most attractive and diverse array of products of any global exchange and we think the addition of the Amex to the NYSE Euronext family is highly beneficial for our shareholders and our current customers. This transaction will significantly enhance our scale in US options, cash equities, exchange traded funds, closed end funds and structured products and is consistent with our strategic objectives, which strengthen our competitive offering in the US.

The acquisition of the Amex will produce significant operational efficiencies and create new business opportunities for NYSE Euronext, the highlights of which include the following:

— With this transaction we obtain a second US options exchange license which enables NYSE Euronext to operate a compelling dual market structure making available to all customers the choice of price-time priority on NYSE Arca and the Amex’s traditional market-maker model. — Secondly, we will operate a third complementary US cash exchange license in addition to the NYSE and NYSE Arca licenses. Third, we will add volume to NYSE Euronext’s robust US options business making NYSE Euronext the third-largest options marketplace. — Next, we will strengthen NYSE Arca’s leadership position in ETF listing and trading as we pair up over 350 Amex ETF listings with nearly 250 NYSE Arca ETFs. — We will also add to our presence in listing and trading closed end funds and structured products. With the Amex acquisition come nearly 550 listings on Amex which will be combined with our nearly 1,000 listings on the NYSE. — We will also realize run-rate cost synergies of over $100 million within two years from closing including savings on the technology side, data center side, and staff integration as well as consolidation of professional and contract services and vendors. — Lastly, we will relocate Amex’s trading floor operations to the NYSE trading floor.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Now I will turn the call over to Mr. Neal Wolkoff. Neal, it’s all yours.

Neal Wolkoff—American Stock Exchange—Chairman and CEO

Okay, thank you very much, Duncan. I would like to thank you and the rest of your team at the NYSE Euronext. I certainly echo your comments and would say that this transaction will when approved result in a compelling combination of assets. When our Board met this morning the mood in the room was one of excitement and I am pleased to say that on the Amex side, the transaction has very broad support with the Board. I personally am very excited to be leading the Amex management team to work with Duncan, Larry and the NYSE Euronext team on a detailed transition plan to smoothly and efficiently complete the transaction and to maximize the benefits to all concerned. Thank you.

Duncan Niederauer—NYSE Euronext—President and Co-COO

So before we open it up the questions guys, I just want to add one more thing to reiterate something Neal just said. Not only do we look forward to working with all the folks at Amex going forward but in the short run, I think you can count on us as well as Neal and his team to make sure that on the transition and all the integration work that is going to be required, we are going to be working very, very closely together when we are permitted to which is obviously really not much until after the closing.

This commitment on both sides includes everyone doing their best to serve our customers and members of the Amex during the transition and beyond. And with that, I think we would like to open the line to questions unless, Gary, you have anything else you need to talk about.

Gary Stein—NYSE Euronext—VP, IR

No, we’re ready for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Josh Elving, Piper Jaffray & Co.

Joshua Elving—Piper Jaffray & Co.—Analyst

Hi, good afternoon. My first question has to do with can you give us a ballpark of the expected sales price of the lower Manhattan real estate?

Neal Wolkoff—American Stock Exchange—Chairman and CEO

I actually can’t. The transaction (technical difficulty) two parts of consideration. One is immediate and defined and the second is contingent and depending upon the marketplace when the real estate is exposed to the market we will understand much better the value and be able to determine at that time what the conversion into shares will mean.

Joshua Elving—Piper Jaffray & Co.—Analyst

So I guess just as you look at the $260 announced initial price for Amex, I would imagine it is relatively material, would that be fair?

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Duncan Niederauer—NYSE Euronext—President and Co-COO

Remember, I think the easiest way to think about it is that the $260 is for the business. Whatever the building sells for when it sells for it, the net proceeds of the building will simply be delivered to the Amex shareholders.

Joshua Elving—Piper Jaffray & Co.—Analyst

Would that be in cash or stock?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I think the intent is that it will be in stock. So from our point of view we separated it intentionally so regardless of what the building sells for, the net proceeds will just be converted to stock and that stock will be delivered to Amex shareholders on a pro rata basis.

Joshua Elving—Piper Jaffray & Co.—Analyst

I guess the other question I had was in conjunction with some of the cost savings, the $100 million at a run-rate in a couple of years post-closing, does that essentially tie in with some of the cost savings associated with the Euronext transaction in the sense of would we expect to see a lot of those cost savings kind of back-end loaded or would that be something we would recognize periodically over the next two years?

Duncan Niederauer—NYSE Euronext—President and Co-COO

Larry, do you want to take that one?

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

I think that you will see those sooner than in the Euronext integration because they don’t require a full rewrite of relatively complex systems.

Operator

Roger Freeman, Lehman Brothers.

Alex Kramm

Good afternoon it’s actually Alex Kramm for Roger. Just to follow-up on the question on the cost saves before, could you perhaps give a little more detail on how those break down, maybe even some low hanging fruit that will come fairly early like overhead, administrative and then the technology and more down the line?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I think it’s a little early to predict that. So I think as you will hear on our February 5th conference call we’re going to try — we intend to start providing more transparency into generally when a lot of these savings that we’ve talked about historically are going to be delivered. I think it’s a little premature to give that much detail prior to the closing of the deal. But to the extent we can provide it in the coming weeks and months, we certainly will.

Alex Kramm

I guess secondly obviously on the options business you’re going to pursue a dual strategy here. On the market-making side, on the Amex side, what kind of plans have you outlined already to maybe jump start that side of the options business? Maybe you go after the bigger players like CBOE, ISE, (inaudible) and perhaps what does Arca bring to the table in terms of an electronic solution and so forth?

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Duncan Niederauer—NYSE Euronext—President and Co-COO

Larry?

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

I think you actually put your finger right on it. We think that Amex has some great products and some great traders but they’ve been hampered a bit by the technology up until now. We think that the Arca options platform as a base adding to that a market-maker model is going to make it among the best in class.

Alex Kramm

Lastly, is that the same on the equities business then as well? I think Amex—I don’t know what the status is there right now but they have been trying to build their own business, electronic business. So I guess the assumption is that we will all move to Arca eventually or at least the platform?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I think it would be too soon to reach that conclusion. I think it’s really going to depend on an issuer-to-issuer basis where they move but I do think on the technology side you can assume that whether it’s the Arca or the New York Stock Exchange or the Euronext base as we converge those, the Amex will be part of those plans.

Operator

Chris Allen.

Chris Allen—Banc of America Securities—Analyst

Hey guys. How are you doing? Nice deal.

Duncan Niederauer—NYSE Euronext—President and Co-COO

Thank you.

Chris Allen—Banc of America Securities—Analyst

Just a couple of questions, just following up on the options platform. Obviously Amex’s market share deteriorated pretty rapidly over the past couple of years. Is technology just going to be the solution there? From the industry sources I’ve talked to it sounds like a lot of the market share that’s still there is because their relationships the traders there have. So I’m just wondering what is the plan to stabilize the market share and potentially improve it over time?

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

I think we have shown in the Arca options model that we can combine a floor that is vibrant and profitable and sustain the floor community at the same time as an electronic market side-by-side. We have a “P-Coast” options trading floor that flourishes, does great volume, has a very happy brokerage community sitting on top of an electronic platform.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

I think we will contemplate doing something similar just using an Arca base but making it more of a market-maker model rather than a maker/taker ECN-like model. So we think we may actually be able to retain the vibrant brokerage community that the Amex already has and maybe give them more tools to help them do their job even better.

Chris Allen—Banc of America Securities—Analyst

Sounds good. Just on the listing business, can you just comment on the differences in pricing between Amex and NYX listings and any plans to rationalize between the two?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I will take that one, Chris. I think the idea is that as Larry said, it’s going to be on an issuer-by-issuer basis. But I think our plan over time is to converge to the model we have in NYSE and NYSE Arca.

But we haven’t even thought about whether we continue to have Amex as its own listing brand going forward, whether we end up with three listing brands, converge it into two. But I think we are going to take a close look at which issuers would qualify for which brand under the listings umbrella and then just tend to take it one step at a time.

Operator

(OPERATOR INSTRUCTIONS) Don Fandetti, Citigroup.

Don Fandetti—Citigroup—Analyst

Hi, most of my questions have been answered but just quickly on this acquisition do you think this gives you the critical mass in the options business to where you can just grow organically? Or would you be open to another deal should an asset become available?

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

I would say first I think it very clearly gives us critical mass. In fact I think we already had critical mass given the Arca platform but with this it makes us a very strong number three.

That said, this is a consolidating industry and we are always on the lookout for properties at the right valuation at the right time if they are a strategic fit. While I would not rule it out on the other hand I don’t think it is a strategic necessity either.

Operator

Rich Repetto, Sandler O’Neil.

Rich Repetto—Sandler O’Neill & Partners—Analyst

Hi, guys (multiple speakers) Good deal. First question, what’s the share price that we use and what is the mechanism to determine the share price?

Duncan Niederauer—NYSE Euronext—President and Co-COO

Do you guys want to take that in New York since you have got the stuff in front of you?

Gary Stein—NYSE Euronext—VP, IR

Rich, it’s a 15-day trailing average price.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Rich Repetto—Sandler O’Neill & Partners—Analyst

From closing?

Gary Stein—NYSE Euronext—VP, IR

From the period leading to the closing date.

Rich Repetto—Sandler O’Neill & Partners—Analyst

Gotcha. And then I guess this is a question for Larry. So far in January, nice uptick in overall volumes but nice uptick in Arca market share if my numbers are correct. Can you just explain sort of what — give a little more color on how you have taken more share in this volatile market on Arca?

Larry Leibowitz —American Stock Exchange—EVP and COO, US Products

I believe on Arca what you are talking about is probably the Tape C; is that right?

Rich Repetto—Sandler O’Neill & Partners—Analyst

Yes — no, no, no. I’m talking about NYSE Arca options.

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

I think that’s the ongoing trend of decimalization and we really think that penny options, we have been the biggest beneficiary of that platform — our platform as a maker/taker model versus the directed order flow models. I think that is going to be an ongoing trend in the options business as more goes penny.

Duncan Niederauer—NYSE Euronext—President and Co-COO

At the same time, Rich, as we’ve said a couple of times publicly both Larry and myself, we’re pretty convinced that even though that trend will continue, we think that options market structure is kind of destined to be bifurcated where if we can have a foot in both the directed model and the model that is more effectively positioned for the trends we see towards more of this serious trading in pennies, I think I like our position very much. We can have a very solid position in both types of market structure which we think are going to be important going forward.

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

And we think this is very analogous to the equity situation where you have maker/taker models like ECNs and you also have directed flow models. In that case it’s the wholesalers like UBS or — Citi and all those other — those models exist side-by-side.

Rich Repetto—Sandler O’Neill & Partners—Analyst

That’s a very popular strategy out there in the options industry right now, the dual — covering both market-maker and maker/taker. Anyway this led into my last and final question. If Arca options is being affected taking it from the traditional models, you know I’m just taking a look at who’s winning and who is losing at least over the last year.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

You know, Larry and Duncan, you guys are winning on Arca options. So is Philly, picking up share. Could you have been taking share from Amex? I guess the numbers are pretty — I’m sure you can’t tell exactly who is taking who but they are almost — very closely correlated — inversely correlated. Put it that way.

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

We feel like we’re taking volume from many of the other players. I think what you’re going to see is a shift in balance between directed which used to be 100% and maker/taker which was zero and that will shift but there — it will reach some equilibrium of both. And then I think on the directed platform with a solid technology base, low latency solution, able to handle the bandwidth requirements, more sophisticated options strategies and things like that, we think we can compete with some of the more directed platforms as well and sort of get them from both sides.

Rich Repetto—Sandler O’Neill & Partners—Analyst

Very last question again hitting you on the cost here, what is the biggest thing that moves the needle? I could guess but I would rather have you tell me, I guess — in the $100 million sort of budget?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I mean if we had to guess today, Rich, and we’re going to get into more details I would say certainly on the technology side and certainly on the staff integration side.

Rich Repetto—Sandler O’Neill & Partners—Analyst

Okay; congrats, guys. Nice deal.

Operator

Daniel Harris.

Daniel Harris—Goldman Sachs—Analyst

Hi, good afternoon. I was hoping, Larry or Duncan, you could comment on there’s a number of transactions you guys have either announced or closed and that is Wombat today, Euronext last year. Can you help me think about how you keep track of all the integrations that are going on in the technology on the integration side and how you all relate that to us on the investor side?

Duncan Niederauer—NYSE Euronext—President and Co-COO

Larry, why don’t you take the first one? Get that and then I’ll follow on.

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

Well, I think you bring up a couple of good points. To the extent that we do many deals, it becomes harder and harder to sift out specifically which integration came from which deal because we run this as a business.

So, I mean that’s just the nature of running a more complicated company. On the other hand it’s incumbent upon us to identify projects where the synergies come from and then run a disciplined business where we hold ourselves accountable to getting those synergies.

The net should appear in the cost line. Whichever project is actually run, if our costs don’t behave according to the way we say then we must not have gotten the synergies or we got the synergies and gave it up by not paying attention to our costs. I mean, the bottom line is what happens to our cost over time.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

So I think in the Euronext — in the case of the Euronext, New York Stock Exchange, Arca those are relatively well-defined technology projects and we can point to them and say we got these or a lot of it and some of is just headcount reduction as we do things better. I think as we add the Amex piece to that puzzle, again some of them are very straightforward and then some of them are just the nature of we are running things more efficiently because we can just do it better at scale.

Duncan, do you want to add to that?

Duncan Niederauer—NYSE Euronext—President and Co-COO

No, I think that’s basically right on point and we realize we’re doing a lot of these things and we realize that it gets harder and harder to track the synergies on individual deals because of how the stuff gets rolled in.

I think that’s particularly true of the case in Wombat where if you noticed it was really a different part of the value proposition and what we’re trying to build here and you didn’t hear us talk much about synergies. It was more offense than kind of “can we integrate and take cost out of the system”?. It was more how do we lay that stuff — how do we lay the stuff that Wombat does somewhere in between what we already provide on the market data side and what we already provide on the networking side.

So I think we realize that for all of you we are obliged to provide as much transparency going forward as we can. But as Larry said as the business gets more complicated it’s going to be harder for us to identify specifically some of these savings and that’s going to make some of you cynical and skeptical but that will be our job to show you as Larry said at the top-level are we managing the cost effectively or not. The proof will be in the pudding.

Daniel Harris—Goldman Sachs—Analyst

So, Duncan, if I can interpret that as we go forward with the fourth-quarter or first-quarter earnings calls or anytime over the next six to nine months should we expect that you guys will lay out a more concrete definition of how those integrations are going and potentially even with numbers around what you guys have gotten versus what still may be out there?

Duncan Niederauer—NYSE Euronext—President and Co-COO

That’s the plan.

Daniel Harris—Goldman Sachs—Analyst

And then just a little bit more detail on the Amex. So there’s 471 employees. Can you sort of break down for us where those people are? Are they mostly technology, operations, real estate?

Duncan Niederauer—NYSE Euronext—President and Co-COO

Yes, I think Neal, you are probably best positioned to answer the demographics of the population on a real-time basis after the recent changes you made.

Neal Wolkoff—American Stock Exchange—Chairman and CEO

I mean we have recently had a reduction in force so the staff size is about 380. The majority of the staff is still in either the technology or the core operations areas. We have relatively small pockets of expertise basically in product innovation and marketing for listings, exchange traded funds is a very strong area (inaudible). Our options area is still a strong area with respect to the relationships. There’s a lot of innovation in market structure and the like. I think we have been as Larry said held back to some extent by technology. But that I think is a fairly clean breakdown.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Daniel Harris—Goldman Sachs—Analyst

So then is it safe to say that from the 471 down to the 380 that’s the largest driver of why you guys are probably operating at a breakeven or better going forward or have you — is the increased volume that we have been seeing on the Amex part of that as well?

Neal Wolkoff—American Stock Exchange—Chairman and CEO

You know, I have the good fortune of not being a public company so I don’t have to look at what we will be going forward. Obviously, going through a reduction in force of about 20 or 25% of the staff was intended to reduce cost and to improve the bottom line.

And I expect that will be the case as we continue to operate as an independent company. We still have our goals for increasing business, improving the number of listings and improving our service. This is by no means a coasting operation through the closing of the business. We plan to be very aggressive competitors in the industry in all of our main lines of business and to operate as if we are an independent business because indeed we are.

Daniel Harris—Goldman Sachs—Analyst

And then just lastly if I could ask and I’m not sure if you guys even have the answer quickly — if you talk about being accretive in 2009 is that largely from taking expenses out today and your overall cost structure or are you assuming any incremental revenue growth from here on the Amex business? Thanks a lot, guys nice deal.

Duncan Niederauer—NYSE Euronext—President and Co-COO

Do you guys in New York want to take that or is that something for a later discussion?

Gary Stein—NYSE Euronext—VP, IR

I think that will be something for a later discussion.

Duncan Niederauer—NYSE Euronext—President and Co-COO

Okay.

Operator

Ed Ditmire, Fox-Pitt Kelton.

Ed Ditmire—Fox-Pitt Kelton—Analyst

(technical difficulty)

Duncan Niederauer—NYSE Euronext—President and Co-COO

All yours, Ed.

Ed Ditmire—Fox-Pitt Kelton—Analyst

(technical difficulty) from multiple exchanges under multiple SROs allow you to do bundled pricing or anything that would help you to get revenue synergies out of collecting the various different models under one roof?

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Gary Stein —NYSE Euronext—VP, IR

Ed, we missed the first part of your question, could you repeat it?

Ed Ditmire —Fox-Pitt Kelton—Analyst

Yes, the question was does having multiple SROs in either equities or equity options allow you to do things like bundled pricing or something that would drive revenue synergies instead of having more than one SRO regulated exchange under one roof?

Larry Leibowitz—American Stock Exchange—EVP and COO, US Products

That would be a lovely thing. As of now that does not appear to be possible within the regulatory framework. On the other hand we’re going to be as creative as we can within those regulations and use those different SROs for essentially different pricing strategies and different offerings for different kinds of clients.

Ed Ditmire—Fox-Pitt Kelton—Analyst

Thank you.

Operator

Roger Freeman, Lehman Brothers.

Alex Kramm

Thanks, it’s Alex again. Just one quick follow-up. Duncan I guess for you, you have been working a lot on revitalizing the NYSE specialists business here over the last year or so. Does this deal impact that at all because Amex is obviously a very big specialist driven model as well and was it even a consideration in the deal in terms of maybe even going to the SEC together as like two main specialist business models?

Duncan Niederauer—NYSE Euronext—President and Co-COO

I don’t think it was really a consideration because remember for a lot of the ETF listings in particular, I think we have already sent a pretty clear message to the marketplace that the NYSE Arca is going to be our ETF listing venue. So for a lot of the ETFs it was a nonfactor because it’s a non-decision and then I think it would just be a function of how many of the companies that are listed in Amex would actually qualify to list in New York which is something we will take a close look at. But I did not spend a lot of time thinking about what those models would look like.

As you have seen us do with the New York model, I think part of it is revitalizing but part of it is just really just changing the rules to still have a primary market-maker with responsibilities; at the same time embrace the realities of today which are a lot more technology. So I think we’re going to continue down that path for the NYSE stuff but I don’t think we are burdened at all by the fact that the Amex has one also but I would tell you it wasn’t much of a consideration in the deal.

Operator

There no further questions at this time.

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Jan. 17. 2008 / 5:15PM ET, NYX - NYSE Euronext to Acquire the American Stock Exchange

Duncan Niederauer—NYSE Euronext—President and Co-COO

Okay, we want to thank everybody for dialing in tonight and will be happy to follow-up with you if you think of more stuff as we work our way towards closing. And then we will look forward to speaking to many of you in a couple of weeks on the fourth-quarter earnings call which, Gary, is February 5th?

Gary Stein—NYSE Euronext—VP, IR

Yes.

Duncan Niederauer—NYSE Euronext—President and Co-COO

And that’s it from here.

Neal Wolkoff—American Stock Exchange—Chairman and CEO

Thank you very much—thanks, Duncan.

Duncan Niederauer—NYSE Euronext—President and Co-COO

Thanks everybody, have a good evening.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation, you may now disconnect. Have a great day.

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IMPORTANT INFORMATION REGARDING THE MERGER

In connection with the proposed acquisition by NYSE Euronext of The Amex Membership Corporation (“Amex”), NYSE Euronext intends to filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, containing a preliminary proxy statement/prospectus regarding the proposed transaction. The parties will file other relevant documents concerning the proposed transaction with the SEC. Such documents, however, are not currently available. AMEX MEMBERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Amex members can obtain a free copy of the final proxy statement/prospectus, as well as other filings containing information about NYSE Euronext and Amex without charge, at the SEC’s website (http://www.sec.gov). Amex members can obtain a free copy of the final proxy statement/prospectus, as well as other filings containing information about NYSE Euronext and Amex without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to the Office of the Corporate Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005, 212-656-2061 or to Amex, Attention: Office of the Corporate Secretary, 86 Trinity Place, New York, NY 10006, 212-306-1408.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.